C3 AI Announces Fiscal Second Quarter 2026 Results
Revenue increases 7% QoQ as Federal bookings grow 89% YoY
REDWOOD CITY, Calif. — December 3, 2025 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal second quarter ended October 31, 2025.
“We delivered a solid quarter driven by excellent performance in our Federal business and increased high-value deal activity across our customer base. The Federal market continues to be a large growth vector for us,” said Stephen Ehikian, CEO, C3 AI. “Both Federal and commercial customers want to move faster, scale sooner, and embed AI as a core operating capability that delivers measurable economic value — and our platform is built for this moment.”

Fiscal Second Quarter 2026 Financial Highlights:
•Total Revenue was $75.1 million.
•Subscription Revenue was $70.2 million. Subscription revenue constituted 93% of total revenue.
•Subscription and Prioritized Engineering Services Revenue Combined was $74.2 million, constituting 99% of total revenue.
•GAAP gross profit was $30.4 million, representing a 40% gross margin. Non-GAAP gross profit was $40.9 million, representing a 54% non-GAAP gross margin.
•GAAP net loss per share was $(0.75). Non-GAAP net loss per share was $(0.25).
•Cash, cash equivalents, and marketable securities was $675.0 million.

Business Highlights
C3 AI’s results were driven by accelerating partner activity and significant growth and expansion across the Federal business.
•In Q2, the Company closed 46 agreements including new and expanded agreements with AMD, GSK, Air Products, U.S. Steel, Signature Aviation, BAE Systems, La Poste, Holcim, Cargill, and Duke Energy, among others.
•Total bookings increased by 49% quarter-over-quarter, driven by expansions and increased high-value deal activity, including 17 agreements greater than $1 million and six agreements greater than $5 million.
•C3 AI’s Federal business experienced significant traction across multiple government agencies as bookings across federal, defense and aerospace grew 89% year-over-year.
•89% of total bookings were driven with and through the C3 AI partner ecosystem.
•Verdantix named C3 AI a Leader in industrial AI, awarding the Company the highest overall scores in its 2025 Green Quadrant: Industrial AI Analytics Software report.

Federal Business
Federal growth accelerated, despite headwinds from the government shutdown, as agencies and partners navigate the shift from custom government off-the-shelf (GOTS) builds to mandated commercial-off-the-shelf technology (COTS) solutions.
•In Q2, total bookings across federal, defense and aerospace increased by 89% year-over-year, and represented 45% of total bookings.
•The Company entered into new and expansion agreements with the U.S. Department of Health and Human Services, BAE Systems, the U.S. Department of War, the U.S. Intelligence Community, the U.S. Army, the Naval Air Warfare Center Aircraft Division, Naval Sea Systems Command, the U.S. Marine Corps, and the Los Alamos National Laboratory, among others.
•The U.S. Department of Health and Human Services, including the National Institutes of Health and the Centers for Medicare & Medicaid Services, selected C3 AI to establish a unified, secure, and scalable data foundation for Enterprise AI. The Department will use C3 Agentic AI to automate complex, labor-intensive administrative workflows.
•Booz Allen Hamilton, one of the largest Federal systems integrators, joined the C3 AI Strategic Integrator Program (SIP) licensing the C3 Agentic AI Platform to develop and commercialize COTS solutions in compliance with the new federal government COTS imperative.

Partner Network
C3 AI’s partner ecosystem, including Microsoft, AWS, McKinsey & Company, Baker Hughes, Booz Allen, and others, continues to be a tremendous source of operating leverage.
•In Q2, the Company closed 38 agreements with and through its partner network, representing 89% of total bookings.
•The joint 12-month qualified opportunity pipeline with partners increased by 108% year-over-year.
•C3 AI and Microsoft celebrated the first anniversary of their strategic alliance during which the companies have jointly closed more than 100 customer agreements across 17 industries, generating over $130 million in C3 AI bookings. In Q2, C3 AI and Microsoft jointly closed 24 agreements and expanded deal activity contributed to a 146% year-over-year increase in qualified pipeline.
•C3 AI and AWS jointly closed nine agreements and hosted multiple C-suite executive events to drive 172% year-over-year increase in joint qualified pipeline.

C3 Generative AI
•In Q2, the Company entered into eight new and expanded agreements for C3 Generative AI with the U.S. Intelligence Community, Cargill, Bristol Myers Squibb, and TRAC Intermodal, among others.
•In State & Local Government, the Company closed production agreements of C3 Generative AI with government agencies in New Jersey and Tennessee.
•C3 AI launched C3 AI Agentic Process Automation, a new solution that will change how enterprises operate and expand use of the C3 Agentic AI Platform. This solution enables organizations to encapsulate full business workflows and industrial processes as autonomous AI agents: users describe complex workflows in natural language and the system automatically builds and deploys them in minutes.

Additional CEO Commentary
“We have crafted a detailed execution plan and put in place precise operational objectives for each business unit,” said Stephen Ehikian, CEO, C3 AI. “This plan prioritizes our execution in areas where we have demonstrable leadership, clear customer success, and the right to win, and concentrates our efforts on our fastest-growing sectors. I believe the execution of this plan will facilitate our return to growth and provide a clear pathway to cash generation and non-GAAP profitability.”

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the third quarter of fiscal 2026 and full-year fiscal 2026:

(in millions)	Third Quarter Fiscal 2026 Guidance	Full Year Fiscal 2026 Guidance
Total revenue	$72.0 - $80.0	$289.5 - $309.5
Non-GAAP loss from operations	$(44.0) - $(52.0)	$(180.5) - $(210.5)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI Second Quarter Fiscal Year 2026 Financial Results Conference Call
When:	Wednesday, December 3, 2025
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register-conf.media-server.com/register/BId6f3aa380c954e2a8abe44d0ee66f9b2 (live)
Webcast:	https://edge.media-server.com/mmc/p/cku8tg7s (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other Information

Professional Services Revenue

Our professional services revenue includes service fees and prioritized engineering services. Service fees include revenue from services such as consulting, training, and paid implementation services.

Prioritized engineering services are undertaken when a customer requests that we accelerate the design, development, and delivery of software features and functions that are planned in our future product roadmap. When we agree to this, we negotiate an agreed upon fee to accelerate the development of the software. When the software feature is delivered, it becomes integrated to our core product offering, is available to all subscribers of the underlying software product, and enhances the operation of that product going forward. Such prioritized engineering services result in production-level computer software – compiled code that enhances the functionality of our production products – which is available for our customers to use over the life of their software licenses. Per Accounting Standards Codification (ASC) 606, Prioritized engineering services revenue is recognized as professional services over the period in which the software development is completed.

Total professional services revenue consists of:

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
	(in thousands)		(in thousands)
Prioritized engineering services	$3,941	$9,661	$12,604	$20,310
Service fees	964	3,515	2,261	6,623
Total professional services revenue	$4,905	$13,176	$14,865	$26,933
Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, our financial outlook for the third quarter of fiscal 2026 and full 2026 fiscal year, our ability to accelerate going forward, our ability to return to growth and to achieve cash generation and non-GAAP profitability, our sales and customer opportunity pipeline, including continued growth in the Federal market, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), the expectations for our C3 AI Agentic Process Automation, and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, the ability of our restructured global sales and services organization to achieve desired productivity levels in a reasonable period of time, the impact of the transition of our Chief Executive Officer role, the continued involvement of our Executive Chairman and our ability to retain key members of our senior management, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2025, our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, and other filings and reports we make with the Securities and Exchange Commission from time to time, including, when available, our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended October 31, 2025, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 Agentic AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Axicom
Mindy Nelson
830-214-4823
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Revenue
Subscription	$70,242	$81,162	$130,543	$154,618
Professional services	4,905	13,176	14,865	26,933
Total revenue	75,147	94,338	145,408	181,551
Cost of revenue
Subscription	42,945	35,038	84,426	68,330
Professional services	1,822	1,460	4,158	3,215
Total cost of revenue	44,767	36,498	88,584	71,545
Gross profit	30,380	57,840	56,824	110,006
Operating expenses
Sales and marketing	58,337	55,643	120,850	107,768
Research and development	58,352	55,715	123,003	108,642
General and administrative	25,804	21,770	49,903	41,470
Total operating expenses	142,493	133,128	293,756	257,880
Loss from operations	(112,113)	(75,288)	(236,932)	(147,874)
Interest income	7,539	9,560	15,757	19,563
Other income (expense), net	143	13	275	41
Loss before provision for income taxes	(104,431)	(65,715)	(220,900)	(128,270)
Provision for income taxes	237	257	537	529
Net loss	$(104,668)	$(65,972)	$(221,437)	$(128,799)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.75)	$(0.52)	$(1.62)	$(1.02)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	138,670	127,870	137,022	126,434

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	October 31, 2025	April 30, 2025
Assets
Current assets
Cash and cash equivalents	$103,205	$164,358
Marketable securities	571,829	578,330
Accounts receivable, net of allowance of $897 and $877 as of October 31, 2025 and April 30, 2025, respectively	136,064	137,226
Prepaid expenses and other current assets	34,800	24,338
Total current assets	845,898	904,252
Property and equipment, net	73,681	79,298
Goodwill	625	625
Other assets, non-current	41,094	41,707
Total assets	$961,298	$1,025,882
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$35,936	$15,160
Accrued compensation and employee benefits	48,930	53,868
Deferred revenue, current	32,398	36,561
Accrued and other current liabilities	13,561	26,295
Total current liabilities	130,825	131,884
Deferred revenue, non-current	2,283	—
Other long-term liabilities	56,305	55,695
Total liabilities	189,413	187,579
Commitments and contingencies
Stockholders’ equity
Class A common stock	137	130
Class B common stock	3	3
Additional paid-in capital	2,371,034	2,216,284
Accumulated other comprehensive income	783	521
Accumulated deficit	(1,600,072)	(1,378,635)
Total stockholders’ equity	771,885	838,303
Total liabilities and stockholders’ equity	$961,298	$1,025,882

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended October 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(221,437)	$(128,799)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,815	6,092
Non-cash operating lease cost	155	203
Stock-based compensation expense	133,628	111,721
Accretion of discounts on marketable securities	(5,300)	(7,618)
Other	277	418
Changes in operating assets and liabilities
Accounts receivable	1,142	(30,051)
Prepaid expenses, other current assets and other assets	(3,412)	(1,993)
Accounts payable	20,987	9,294
Accrued compensation and employee benefits	1,070	(4,815)
Operating lease liabilities	1,074	(1,215)
Other liabilities	(13,150)	19,284
Deferred revenue	(1,880)	(3,172)
Net cash used in operating activities	(80,031)	(30,651)
Cash flows from investing activities:
Purchases of property and equipment	(1,146)	(1,739)
Purchases of marketable securities	(331,188)	(365,926)
Maturities and sales of marketable securities	343,251	348,750
Net cash provided by (used in) investing activities	10,917	(18,915)
Cash flows from financing activities:
Taxes paid related to net share settlement of equity awards	—	(5,787)
Proceeds from exercise of Class A common stock options	2,983	4,472
Proceeds from issuance of Class A common stock under employee stock purchase plan	4,978	5,009
Net cash provided by financing activities	7,961	3,694
Net decrease in cash, cash equivalents and restricted cash	(61,153)	(45,872)
Cash, cash equivalents and restricted cash at beginning of period	176,924	179,712
Cash, cash equivalents and restricted cash at end of period	$115,771	$133,840
Cash and cash equivalents	$103,205	$121,274
Restricted cash included in other assets, non-current	12,566	12,566
Total cash, cash equivalents and restricted cash	$115,771	$133,840
Supplemental disclosure of cash flow information—cash paid for income taxes	$649	$534
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$227	$117
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$(166)	$1,345
Vesting of early exercised stock options	$7	$216

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$30,380	$57,840	$56,824	$110,006
Stock-based compensation expense (1)	10,399	8,311	19,689	16,719
Employer payroll tax expense related to employee stock-based compensation (2)	168	171	754	527
Gross profit on a non-GAAP basis	$40,947	$66,322	$77,267	$127,252

Gross margin on a GAAP basis	40%	61%	39%	61%
Gross margin on a non-GAAP basis	54%	70%	53%	70%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(112,113)	$(75,288)	$(236,932)	$(147,874)
Stock-based compensation expense (1)	68,853	57,038	133,628	111,721
Employer payroll tax expense related to employee stock-based compensation (2)	1,036	1,090	3,256	2,362
Loss from operations on a non-GAAP basis	$(42,224)	$(17,160)	$(100,048)	$(33,791)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(104,668)	$(65,972)	$(221,437)	$(128,799)
Stock-based compensation expense (1)	68,853	57,038	133,628	111,721
Employer payroll tax expense related to employee stock-based compensation (2)	1,036	1,090	3,256	2,362
Net loss on a non-GAAP basis	$(34,779)	$(7,844)	$(84,553)	$(14,716)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.75)	$(0.52)	$(1.62)	$(1.02)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.25)	$(0.06)	$(0.62)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	138,670	127,870	137,022	126,434

(1)Stock-based compensation expense for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Cost of subscription	$9,960	$7,827	$18,582	$15,521
Cost of professional services	439	484	1,107	1,198
Sales and marketing	25,687	20,802	49,868	39,635
Research and development	20,084	17,999	39,407	36,430
General and administrative	12,683	9,926	24,664	18,937
Total stock-based compensation expense	$68,853	$57,038	$133,628	$111,721

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profit and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Cost of subscription	$164	$163	$714	$489
Cost of professional services	4	8	40	38
Sales and marketing	467	450	1,141	922
Research and development	208	231	1,001	595
General and administrative	193	238	360	318
Total employer payroll tax expense	$1,036	$1,090	$3,256	$2,362

Reconciliation of free cash flow to the GAAP measure of net cash used in operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash used in operating activities for the periods presented:

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Net cash used in operating activities	$(46,496)	$(38,693)	$(80,031)	$(30,651)
Less:
Purchases of property and equipment	(386)	(815)	(1,146)	(1,739)
Free cash flow	$(46,882)	$(39,508)	$(81,177)	$(32,390)
Net cash provided by (used in) investing activities	$62,088	$22,635	$10,917	$(18,915)
Net cash provided by financing activities	$6,672	$3,512	$7,961	$3,694